UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2014

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2014, Inogen, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Lender”).  The agreement provides for a secured revolving credit facility in an aggregate principal amount of $15.0 million (the “Credit Facility”), with a sublimit of $1.0 million for the issuance of standby and commercial letters of credit on the Company’s behalf.  The Credit Facility matures on October 31, 2017.

Advances made under the Credit Facility accrue interest either (at the election of the Company) at (i) an adjusted LIBOR rate, plus a margin of 1.25% or (ii) the prime rate, plus a margin of 1.0%.  To the extent that there are letters of credit outstanding under the letter of credit subfacility, the Company will pay, in addition to standard transaction fees, letter of credit fees equal to (i) 1.25% per annum (based on the actual number of days during which the letter of credit is outstanding) of the original maximum amount available under any standby letter of credit and (ii) 1.25% of the original maximum amount of any commercial letter of credit.  Such fees are payable quarterly in arrears.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants.  Among other covenants, the Company must maintain (i) a Tangible Net Worth (as defined in the Credit Agreement) at all times of $90.0 million and (ii) EBITDA (as defined in the Credit Agreement) in accordance with certain thresholds set forth in the Credit Agreement.

The Credit Agreement contains customary events of default (subject to customary cure periods for certain events of default), including, among others: non-payment of principal, interest or certain other amounts when due; inaccuracy of representations and warranties made in the Credit Agreement and other related documents; violation of covenants contained in the Credit Agreement and other related documents; cross-defaults with certain other indebtedness; certain judgments; and bankruptcy, insolvency, or inability to pay debts.  Upon the occurrence of any event of default, the Lender may terminate the commitments under the Credit Facility and declare the loans and all other obligations under the Credit Agreement immediately due and payable.

The Credit Facility is secured by substantially all of the Company’s assets, including the Company’s intellectual property, pursuant to a Continuing Security Agreement, dated November 10, 2014, by and between the Company and the Lender (the “Security Agreement”).  Any future domestic Material Subsidiary (as defined in the Credit Agreement) of the Borrower, other than an FHSCO (as defined in the Credit Agreement) is required to provide a guaranty of the Company’s obligations under the Credit Agreement.

The description of the Credit Agreement and the Security Agreement contained herein is qualified in its entirety by reference to the Credit Agreement and Security Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release on November 10, 2014 announcing the closing of the Credit Facility. A copy of the press releases is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/ Alison Bauerlein
Alison Bauerlein
Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date: November 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 10, 2014.